UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

WAYNE SAVINGS BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

            N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with proxy materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed:

On May 16, 2017, David Lehman, President and Chief Executive Officer of Wayne Savings Bancshares, Inc. (the “Company”), sent the following email to all staff of the Company:

Dear Staff Members,

As you are aware we continue our efforts to stop the intrusion of the Stilwell Group and their demand of a representative on our community bank board. Recently our efforts were supported when two of the nation’s top independent proxy advisory services ISS & Glass Lewis both recommended support in favor of the company and our board nominees, Debra Marthey and Dan Buehler. As both ISS & Glass Lewis are independent they looked at the facts around the company’s performance, the qualifications of the bank’s nominee and the Stilwell nominee. Their conclusion is support for the company, our nominees and our position.

If you are a holder of Wayne Savings stock either in your personal account, the ESOP or 401K and have not voted please take the time today to cast your vote. Being a small bank with many investors who own small numbers of shares it is not an exaggeration to say that your vote can make a difference. If you have stock in multiple account you must vote in each account separately.

If you have misplaced or lost your proxy ballot please get in touch with any member of the management team and we will get copies of all the material to you. If you have voted and want to change or have not voted the last proxy signed and dated prior to May 25th is the one that counts.

Thank You for your continued support and effort on behalf of our customers! Please vote and help defend and protect our community bank.

David

David Lehman

President and CEO

Member FDIC Equal Housing Lender

151 North Market Street, Wooster, Ohio 44691

Additional Information

In connection with its 2017 Annual Meeting of Stockholders, Wayne Savings Bancshares, Inc. has filed a definitive proxy statement and other documents regarding the 2017 Annual Meeting of Stockholders with the Securities and Exchange Commission (“SEC”) and is mailing its definitive proxy statement and a proxy card to each shareholder of record entitled to vote at the 2017 Annual Meeting of Stockholders.

SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AFTER THE DATE OF THE PROXY STATEMENT. THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CONTAIN IMPORTANT INFORMATION.

Investors and security holders are able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Wayne Savings at its website, http://ir.waynesavings.com, or by writing to Wayne Savings Bancshares, Inc., 151 North Market Street, Wooster, Ohio 44691, Attention: Investor Relations.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2017 Annual Meeting. Information concerning the Company’s participants is set forth in the proxy statement, dated March 25, 2017 as filed with the SEC on Schedule 14A.